Bolko & Associates

Accounting and Auditing Firm

2700 N. Military Tr, Suite 340

Boca Raton, Florida 33431

January 31, 2024

Securities and Exchange Commission
100 F Street NE

Washington, D.C. 20549

Dear Commissioners:

We have read the statements made by Go Go Buyers under Item 4.01 of its Form 8-K dated February 2, 2024. We agree with the statements concerning our firm in such Form 8-K; we have no basis to and, therefore, do not agree or disagree with the other statements made by Go Go Buyers in the Form 8-K.

Very truly yours,

/s/ Bolko & Associates